SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): July 30, 2003



                           CITIZENS FIRST CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 KENTUCKY                         333-67435                        61-0912615
---------------------------       ---------                     --------------
(State or other                  (Commission                    (IRS employer
jurisdiction of                  file number)                   identification
incorporation)                                                      number)


                1805 CAMPBELL LANE, BOWLING GREEN, KENTUCKY 42104
                    (Address of principal executive offices)


                                 (270) 393-0700

              (Registrant's telephone number, including area code)





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         C.       Exhibits

                  99.1     Press Release dated July 30, 2003.

ITEM 12. RESULTS OF OPERATION AND FINANCIAL CONDITION.

      On July 30, 2003, Citizens First Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release announced the Company's operating results for the quarter and six months ended June 30, 2003.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


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                                   SIGNATURES




                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CITIZENS FIRST CORPORATION
                                 (Registrant)



                                  By: Bill D. Wright
                                      Vice President and Chief Financial Officer
Date:  July 30,2003


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                                  EXHIBIT INDEX


Exhibit Number    Description of Exhibit

99.1     Press Release dated July 30, 2003

Exhibit 99.1   Press Release dated July 30, 2003

FOR IMMEDIATE RELEASE                                      FOR MORE INFORMATION:
July 30, 2003                                                  Bill D. Wright
                                                         Chief Financial Officer


        Citizens First Corporation Announces Second Quarter 2003 Results


BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and six months ended June 30, 2003. Mary D. Cohron, President and CEO, reported that the company's net loss on a consolidated basis for the second quarter of 2003 was ($748,086), or ($1.16) per common share, compared to net income of $207,997 or $0.32 per common share for the second quarter of 2002. The company recorded a provision for loan losses of $1,490,000 for the second quarter of 2003. Of this amount, approximately $1,087,000 was specifically provided for three loans to one borrower, totaling $1,675,000, which were placed on nonaccrual status during the quarter. "Although our earnings didn't meet expectations, our asset growth continues to exceed expectations," said Cohron. "The first quarter 2003 acquisition of Commonwealth Mortgage, and the recent opening of new branches in Bowling Green and Franklin, Kentucky, have expanded Citizens First's ability to serve its customers."

For the six months ended June 30, 2003, the company reported a net loss of ($630,337), or ($0.98) per common share, compared to net income of $338,886, or $0.53 per common share for the same period in 2002. For the first six months of 2003, the company recorded a provision for loan losses of $1,643,000, an increase of $1,543,000 over the total of $100,000 for the same period of 2002. The significant increase came from the provision recorded for the second quarter of 2003, as noted above.

Net interest income for the quarter ended June 30, 2003 was $1,160,403, versus $898,137 for the same quarter of 2002, an increase of $262,266 or 29.2%. Non-interest income was $565,972 during the second quarter of 2003, compared to $220,419 in the same quarter of 2002, an increase of $345,553 or 156.8%. Included in non-interest income for the second quarter of 2003 is income from the sale of secondary market loans of $188,808, compared to $1,599 for the same period of 2002. This increase is attributable to the growth in secondary market loan sales associated with the acquisition of Commonwealth Mortgage of Bowling Green, Inc., during the first quarter of 2003. Also included in the non-interest income total for the second quarter of 2003 are gains on the sale of investment securities of $134,732, compared to gains of $67,370 from the same period of 2002. Non-interest expense was $1,373,561 for the second quarter of 2003, versus $732,059 for the same period of 2002, an increase of $641,502 or 87.6%. The majority of this increase came from the opening of new branches in Bowling Green and Franklin in the first six months and the acquisition of Commonwealth Mortgage in January 2003.

For the six months ended June 30, 2003, net interest income was $2,226,735, compared to $1,746,790 for the same period in 2002, an increase of $479,945 or 27.5%. Non-interest income for the first half of the year totaled $847,932 in 2003, compared to $332,868 for the same period of 2002, an increase of $515,064 or 154.7%. The increase is primarily attributable to the growth in secondary market loan sales, which increased $269,909 for the period, to $280,746 from $10,837. Other significant increases came from service charge income, up $91,048 to $320,122 from $229,074, and from gains from the sale of investment securities, which totaled $144,024 during the first half of 2003, up $76,654 from the total of $67,370 for the same period in 2002. Non-interest expense during the first half of 2003 was $2,396,254, an increase of $932,492 or 63.7% over the total of $1,463,762 from the same period of 2002, with the majority of the increase associated with the Commonwealth Mortgage acquisition and the opening of two branches in the first half of 2003.

Total assets at June 30, 2003 were $154,435,574, up $48,749,873 or 46.1%, from
$105,685,701 at June 30, 2002. Loans increased $35,983,162, or 40.5%, from
$88,804,650 at June 30, 2002 to $124,787,812 at June 30, 2003, while the allowance for loan losses as a percentage of total loans increased from 1.45% at June 30, 2002 to 2.32% at June 30, 2003. Stockholders' equity of $8,146,028 included approximately $1,026,000 in net proceeds from the sale of Citizens First Corporation common stock during the second quarter and equaled 5.3% of total assets as of June 30, 2003.

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CITIZENS FIRST CORPORATION
(Unaudited)
                                          FINANCIAL HIGHLIGHTS
                                         QUARTER        QUARTER
                                         ENDED           ENDED
                                        6/30/2003      6/30/2002

Interest Income ...................   $ 1,888,444    $ 1,598,800
Interest Expense                          728,041        700,663
                                      -----------    -----------
Net Interest Income ...............     1,160,403        898,137
Provision for Loan Losses..........     1,490,000         70,000
                                      -----------    -----------
Net Interest Income after Provision      (329,597)       828,137
Non-Interest Income ...............       565,972        220,419
Non-Interest Expenses .............     1,373,561        732,059
                                      -----------    -----------
Income/(Loss) before Taxes ........    (1,137,186)       316,497
Income Tax Provision (Benefit) ....      (389,100)       108,500
                                      -----------    -----------
NET INCOME (LOSS) .................   $  (748,086)   $   207,997
                                      ===========    ===========
NET INCOME (LOSS) PER SHARE .......   $     (1.16)   $      0.32




                                       SIX MONTHS     SIX MONTHS
                                         ENDED          ENDED
                                       6/30/2003      6/30/2002


Interest Income ...................   $ 3,613,144    $ 3,176,398
Interest Expense...................     1,386,409      1,429,608
                                      -----------    -----------
Net Interest Income ...............     2,226,735      1,746,790
Provision for Loan Losses..........     1,643,000        100,000
                                      -----------    -----------
Net Interest Income after Provision       583,735      1,646,790
Non-Interest Income ...............       847,932        332,868
Non-Interest Expenses .............     2,396,254      1,463,762
                                      -----------    -----------
Gain before Taxes .................      (964,587)       515,896
Income Tax Provision (Benefit) ....      (334,250)       177,010
                                      ------------   -----------
NET INCOME (LOSS) .................   $  (630,337)   $   338,886
                                      ============   ===========
NET INCOME (LOSS) PER SHARE .......   $     (0.98)   $      0.53

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CITIZENS FIRST CORPORATION
(Unaudited)


                                           AS OF        AS OF
                                         6/30/2003    6/30/2002
                                         (in 000's)   (in 000's)
ASSETS
Cash and cash equivalents ............   $   7,697    $   3,661
Investment securities ................      17,688       11,392
FHLB stock ...........................         417          254
Mortgage loans held for sale .........       1,500          382
Loans ................................     124,788       88,805
Allowance for loan losses ............      (2,901)      (1,289)
Other assets .........................       5,247        2,481
                                         ---------    ---------
     TOTAL ASSETS ....................   $ 154,436    $ 105,686
                                         =========    =========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts ......   $  59,708    $  29,959
Time deposits ........................      68,177       58,509
                                         ---------    ---------
    TOTAL DEPOSITS ...................     127,885       88,468
FHLB borrowings ......................      11,000        3,000
Federal Funds Purchased and Securities
 sold under agreements to repurchase .       4,431        5,123
Other borrowings .....................       2,300          875
Other Liabilities ....................         674          797
                                         ---------    ---------
    TOTAL LIABILITIES ................     146,290       98,263

    STOCKHOLDERS' EQUITY .............       8,146        7,423
                                         ---------    ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY ...............   $ 154,436    $ 105,686
                                         =========    =========